EXHIBIT 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF           LISHA D. HOGUE                  PATRICIA A. REDMOND                          OWEN S. FREED
LOUISE JACOWITZ ALLEN         ALICE R. HUNEYCUTT              ELIZABETH G. RICE                            SENIOR COUNSEL
STUART D. AMES                RICHARD B. JACKSON              GLENN M. RISSMAN
ALEXANDER ANGUEIRA            THEODORE A. JEWELL              KEITH E. ROUNSAVILLE                         DAVID M. SMITH
LAWRENCE J. BAILIN            SHARON LEE JOHNSON              STEVEN D. RUBIN                           LAND USE CONSULTANT
ANA T. BARNETT                MICHAEL I. KEYES                MIMI L. SALL
PATRICK A. BARRY              ROBERT T. KOFMAN                NICOLE S. SAYFIE
SHAWN BAYNE                   CHAD K. LANG                    RICHARD E. SCHATZ                             TAMPA OFFICE
SUSAN FLEMING BENNETT         FRANK J. LOPEZ                  DAVID M. SEIFER                                SUITE 2200
LISA K. BERG                  TERRY M. LOVELL                 JOSE G. SEPULVEDA                      SUNTRUST FINANCIAL CENTRE
MARK J. BERNET                JOY SPILLIS LUNDEEN             JAY B. SHAPIRO                          401 EAST JACKSON STREET
HANS C. BEYER                 GEOFFREY MacDONALD              MARTIN S. SIMKOVIC                        TAMPA, FLORIDA 33602
RICHARD I. BLINDERMAN         MONA E. MARKUS                  CURTIS H. SITTERSON                              --------
MATTHEW W. BUTTRICK           BRIAN J. McDONOUGH              MARK D. SOLOV                               (813) 223-4800
JENNIFER  STEARNS BUTTRICK    ANTONIO R. MENENDEZ             EUGENE E. STEARNS
PETER L. DESIDERIO            FRANCISCO J. MENENDEZ           THOMAS T. STEELE
MARK P. DIKEMAN               ALISON W. MILLER                BRADFORD SWING                           FORT LAUDERDALE OFFICE
DREW M. DILLWORTH             VICKI LYNN MONROE               SUSAN J. TOEPFER                               SUITE 1900
SHARON QUINN DIXON            HAROLD D. MOOREFIELD, JR.       ANNETTE TORRES                         200 EAST BROWARD BOULEVARD
ALAN H. FEIN                  JIMMY L. MORALES                DENNIS R. TURNER                     FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI             JOHN N. MURATIDES               RONALD L. WEAVER                                 --------
ELISE FRIEDBAUER              JOHN K. OLSON                   ROBERT I. WEISSLER                          (954) 462-9500
ROBERT E. GALLAGHER, JR.      JEFFREY A. NORMAN               PATRICIA G. WELLES
CHAVA E. GENET                KARA E. PLUNKETT                MARTIN B. WOODS
LATASHA A. GETHERS            DAVID C. POLLACK
PATRICIA K. GREEN             DARRIN J. QUAM
JOSEPH K. HALL                JOHN M. RAWICZ

                                                              June 9, 2000

Jose Sariego, Esq.
Senior Vice President - General Counsel
MasTec, Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122-1205

                  Re:      MasTec, Inc.
                           Registration Statement on Form S-8

Dear Mr. Sariego:

         As counsel to MasTec, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,000,000 shares of the Corporation's common stock, par value $.10 per share (the "Common Stock"), issuable by the Corporation pursuant to the Corporation's 1994 Incentive Stock Option Plan (the "Plan").

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated


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herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

         We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                 STEARNS WEAVER MILLER WEISSLER
                                 ALHADEFF & SITTERSON, P.A.

            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.